AQR CAPITAL MANAGEMENT, LLC ("AQR")(1)

                               COMPLIANCE MANUAL

                              AMENDED AND RESTATED

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THIS MANUAL IS THE PROPERTY OF AQR CAPITAL MANAGEMENT, LLC AND MUST BE RETURNED
TO AQR SHOULD AN EMPLOYEE'S ASSOCIATION WITH AQR TERMINATE FOR ANY REASON. THE CONTENTS OF THIS MANUAL ARE CONFIDENTIAL, AND SHOULD NOT BE REVEALED TO THIRD PARTIES.
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             A COPY OF THIS MANUAL IS AVAILABLE ON AQR'S INTRANET.



Current as of: April 2015






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(1) The policies and procedures in this Compliance Manual apply to CNH
Partners, LLC

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                               Compliance Program

A)   GENERAL STANDARDS

     AQR employees are bound by the highest of ethical standards. As an investment adviser registered with the Securities and Exchange Commission ("SEC"), AQR is subject to numerous laws and regulations at both the federal and state levels.

     AQR and its employees also owe fiduciary duties of trust and loyalty to AQR's clients. AQR has a professional duty to conduct its business in a legal and ethical manner, avoiding even the appearance of impropriety. AQR requires full compliance with all applicable laws, regulations and internal rules.

     Unless specifically noted, the policies set forth in this Compliance Manual apply to all employees in all AQR business units.

B)   OUTSIDE SERVICE PROVIDERS

     Certain aspects of these policies also may be applied to consultants and outside service providers (a.k.a, independent contractors) retained by AQR. If you intend to retain consultants or contractors from time to time who may have access to private information about AQR or its business, you must consult with the Compliance Department prior to retention.

C)   COMPLIANCE PROGRAM

     AQR's Compliance Program is designed to provide the Founding Principals with a reasonable level of assurance that AQR is adhering to: applicable rules, regulations, client mandates, policies, and procedures.

     THE CCO AND THE COMPLIANCE DEPARTMENT

     The CCO has been appointed by the Founding Principals to have full responsibility and authority to develop and enforce appropriate policies and procedures for the firm. In that capacity the CCO is responsible for the Compliance Program and the Compliance Department.

     AQR's Compliance Department has a dedicated staff of professionals that maintains the Compliance Program.

     No AQR officer, service provider or any person acting under the direction of these persons, shall directly or indirectly take any action to coerce, manipulate, mislead or fraudulently influence the CCO in the performance of his or her responsibilities under this Compliance Program.


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          REMEMBER:

          o Compliance is your responsibility. Good judgment and a conscientious, professional, ethical approach will resolve most compliance issues. You should consult with your supervisor if you have any questions. You also should never hesitate to contact AQR's Compliance Department for guidance and direction. Violations of these rules will result in appropriate discipline.

          o AQR's CCO must approve in advance any exceptions to these policies. Exceptions may sometimes be allowed, for example, where AQR's requirements are stricter than laws or regulations require. But exceptions will only be allowed if they are approved in advance.

     MONITORING OF EMPLOYEES

     On an ongoing basis the Compliance Department will monitor and review all reporting submitted by Covered Persons pursuant to the requirements under the Compliance Manual to detect any violations of the policies set forth herein. The Compliance Department will document these periodic reviews and all occurrences where a violation has been detected

D) ANNUAL REVIEW

     AQR will review its policies and procedures annually to determine their adequacy and the effectiveness of their implementation. The review will consider any compliance matters that arose during the previous year, any changes in AQR's business activities or of its affiliates, and any changes in the Advisers Act or applicable regulations that might suggest a need to revise the policies or procedures.

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                                 Code of Ethics

A) GENERAL STANDARDS

  a  Preamble

     AQR has adopted the following Code of Ethics (the "Code") to achieve the highest level of ethical standards and compliance with federal securities laws. AQR's Code is comprised of the General Standards, the Personal Trading Policy, and the Policy to Prevent the Misuse of Material Non-Public Information. The Code is designed to reasonably prevent any Covered Person;

     i)   from employing a device, scheme or artifice to defraud any person;

     ii) from making to any person any untrue statement of a material fact or omit to state to a fund or any client a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

     iii) from engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any person;

     iv) from engaging in a manipulative practice with respect to any client; in connection with purchase or sale of a security held or to be acquired by any person; and

     v)   from violating federal and state securities laws.

     As a fiduciary, AQR owes its clients more than honesty and good faith alone. AQR has an affirmative duty to act in the best interests of its clients and to make full and fair disclosure of all material facts, particularly where AQR's interests may conflict with those of its clients.

     Pursuant to this duty, AQR must at all times act in its clients' best interests, and AQR's conduct will be measured against a higher standard of conduct than that used for mere commercial transactions. Among the specific obligations that the SEC has indicated flow from an adviser's fiduciary duty are:

     i) a duty to have a reasonable, independent basis for its investment advice;

     ii) a duty to obtain best execution for clients' securities transactions where the adviser is in a position to direct brokerage transactions;

     iii) a duty to ensure that its investment advice is suitable to the client's objectives, needs and circumstances;

     iv) a duty to refrain from effecting personal securities transactions inconsistent with client interests; and

     v)   a duty to be loyal to clients.


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     Each employee owes the same fiduciary responsibilities to AQR's clients as set forth above.

  b  Antifraud Provision

     It is unlawful for any AQR employee to directly or indirectly:

     i) employ any device, scheme, or artifice to defraud any client or prospective client;

     ii) to engage in any transaction, practice, or course of business that operates as a fraud or deceit upon any client or prospective client;

     iii) act as a principal for its own account, knowingly to sell any security to or purchase any security from a client, or acting as broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of any such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he is acting and obtaining consent of the client and CCO or designee to such transaction; or

     iv) to engage in any act, practice, or course of business that is fraudulent, deceptive, or manipulative.

  c  Conflicts of Interest

     Potential conflicts of interest may exist between AQR and its advisory clients. To the extent an activity causes a potential conflict, AQR will disclose the nature of the activity giving rise to the conflict. Prior to engaging in any potentially conflicting business activity AQR employees must obtain approval from the CCO or designee.

     Sections 206(1) and 206(2) of the Investment Advisers Act of 1940, as amended ("Advisers Act") address conflicts of interest that may arise in an investment advisory relationship, even though the conflicts may not specifically involve prohibited activities. Potential conflicts of interest and the higher standard of disclosure to which they are subject, include but are not limited to:

     i) when an adviser receives compensation, directly or indirectly, from a source other than the client for recommending a security, the adviser must disclose the nature and extent of the compensation (e.g., when an adviser receives products and services from a consultant, directly or through an affiliate or subsidiary as a package of "bundled" services);

     ii) when an adviser or an affiliate of the adviser has an interest (e.g., selling commissions, etc.) in an investment being recommended, the extent of the adviser's interest must be disclosed;

     iii) when an adviser or an affiliate will be buying or selling the same securities as a client, the client should be informed of this fact and also whether the adviser (or the affiliate) is or may be taking a position inconsistent with the client's position; and

     iv) when an adviser or related party compensates a third party for referring a client, the material terms of the arrangement must be disclosed to, and acknowledged, by the client.


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     REPORTING PERSONAL CONFLICTS OF INTEREST

     AQR employees are required to report any conflict of interest or perceived conflict of interest mentioned above. In addition, AQR employees must report personal conflicts or perceived personal conflicts that may exist between them and AQR/CNH or AQR/CNH's clients. Potential areas of personal conflicts include but are not limited to:

     v) Outside business activities (see the Policy for Outside Activities Section of this Compliance Manual)

     vi) Giving and accepting gifts in relation to AQR/CNH's business (see the Gifts and Entertainment Policy in this Compliance Manual)

     vii) Political contributions in relation to AQR/CNH's business (see the Political Contributions Policy in this Compliance Manual)

    viii) Personal securities transactions (part of the Code)

     ix) A family member that controls or is employed by a broker/dealer, bank, investment advisor, pension plan, or AQR/CNH client.

     x) A loan to an AQR/CNH client (or their employees) or service provider (or their employees).

  d  ENFORCEMENT OF FIDUCIARY DUTY

     AQR has adopted the procedures set forth in this Code to ensure that AQR and its employees fulfill their fiduciary obligations to its clients. Every employee is responsible for understanding and complying with the rules and procedures set forth in the Code and the Compliance Manual.

  e  COMPLIANCE MANUAL ADHERENCE

     Failure to comply with the rules and requirements set forth in this Compliance Manual or other AQR policies and procedures may constitute a breach of the Code and in some instances a violation of law. Appropriate remedial action by AQR may include censure, restriction on activities, suspension or termination of employment.

     Employees are also required to promptly report, to the Compliance Department, all violations of this Compliance Manual and all other AQR policies and procedures.

  f  SANCTIONS

     Violations of these policies may result in penalties ranging from cancellation of an offending trade (with any resulting loss charged to you and any profits forfeited to charity) to a letter of censure, suspension or termination of employment. In addition, AQR may, in its sole and absolute discretion, suspend or revoke personal trading privileges.

     An incidental failure to comply with the Code is not necessarily a violation of law or a violation of AQR's principles of business conduct. Isolated or inadvertent violations of the Code, not resulting in a violation of the law, will be referred to the CCO. The CCO will work the Human Resources Department and the employee's supervisor to determine

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     the disciplinary action commensurate with the violation, if warranted, that will be imposed.

     Violations involving Prohibited Transactions may require the sale of any open positions and disgorgement of any profits realized from the prohibited transaction(s). A pattern of violations that individually do not violate the law but which taken together demonstrate a lack of respect for the Code, may result in disciplinary action, including termination of employment. A violation of the Code resulting in a violation of the law will lead to disciplinary action that may include termination of employment or referral of the matter to the appropriate regulatory agency for civil or criminal investigation.

B)   PERSONAL TRADING POLICIES

     PLEASE REFER TO THE ATTACHED SUPPLEMENT TO THE CODE -- AQR PERSONAL SECURITIES TRANSACTIONS AND PRIVATE INVESTMENTS POLICY (APRIL 2015).

E)   POLICY TO PREVENT THE MISUSE OF MATERIAL NON-PUBLIC INFORMATION

  a  Insider Information

     Investment advisers often may have access to material information that has not been publicly disseminated. Federal and state securities laws prohibit any purchase or sale of securities on the basis of material non-public information ("MNPI"), or where it was obtained under circumstances contemplating that it would not be used for personal gain, and in certain other circumstances. In addition, "tipping" of others about such information is prohibited. The persons covered by these restrictions are not only "insiders" of publicly traded companies, but also any other person who, under certain circumstances, learns of MNPI about a company, such as attorneys, accountants, consultants or bank lending officers.

     Violation of these restrictions has severe consequences for both AQR and its employees. Trading on inside information or communicating inside information to others is punishable by imprisonment of up to ten years and a criminal fine of up to $1,000,000. In addition, employers may be subjected to liability for insider trading or tipping by employees. Broker-dealers and investment advisors may be held liable for failing to take measures to deter securities laws violations where such failure is found to have substantially contributed to or permitted a violation.
     Section 204A under the Advisers Act requires all SEC registered investment advisers to establish, maintain and enforce written policies and procedures to prevent the misuse of material, nonpublic information.

     i) No employee shall engage in any transaction involving the purchase or sale of securities during any period commencing with the date the employee received the non-public material information concerning a company and ending when the Compliance Department determines that the information been made public. Also, refer to the Reporting Obligations section of this policy below.


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     ii)  Employees having access to internal financial statements of public companies should scrutinize with particular care any transactions involving the purchase or sale of securities of such public companies during the latter part of any fiscal quarter and ending with the close of business on the second day following the day of the public disclosure of the quarterly or annual financial results. As stated previously, refer to the Reporting Obligations section of this policy.

     iii) Employment at AQR may from time to time expose employees to MNPI regarding public companies in which accounts managed by AQR ("Client Accounts") hold an investment. Such information is to be considered as strictly confidential by all employees. Employees shall take all appropriate steps to preserve the confidentiality of such information. For example, employees should restrict access to files or computer records containing confidential information, should never leave confidential documents in unattended rooms and should never copy confidential documents for their personal use.

     iv) All Client and AQR proprietary information (this includes trade information) can only be revealed to other personnel (this includes AQR employees) on a NEED TO KNOW BASIS.

     v) Employees are strictly prohibited from trading on behalf of their personal accounts or any Client Accounts on the basis of any inside information. All employees are strictly prohibited from trading for their personal accounts on the basis of information obtained as the result of their employment with AQR.

     vi) Employee may have to forego a proposed transaction in securities even though he/she planned to make the transaction before he/she learned of the undisclosed material information, and even though he/she may suffer an economic loss or forego anticipated profit by waiting.

     vii) Unless there is a strict need to know, no employee shall disclose MNPI to any person, including, but not limited to, the immediate families of employees.

     viii) In every case where you, as an employee of AQR, know of non-publicly available information that you think could possibly affect an investor's investment decision regarding securities or affect the market price of securities if it were publicly available, you must inform the Compliance Department before buying or selling any securities.

  b  Forms of Material Information

     Information is considered "material" if it is information that a reasonable investor would consider important in deciding whether to purchase or sell a security. The information may or may not change an actual investment decision. It is material information if it is something that would have actual significance in the deliberations of the reasonable investor.

      Material information may include information about:

     o    A company's earnings estimates;

     o    The gain or loss of a significant customer or client;

     o    Dividend changes or the declaration of a stock split;

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     o    The borrowing of significant funds;

     o    A new offering of securities;

     o    A major labor dispute;

     o    A new joint venture;

     o    An agreement or proposal for an acquisition or merger;

     o    A significant sale of assets or the disposition of a subsidiary;

     o    Major litigation;

     o    Liquidity problems;

     o    Management changes;

     o    Any other significant company developments.

     INFORMATION ABOUT INVESTMENT DECISIONS BY AQR MAY ALSO BE MATERIAL INSIDE INFORMATION. TRADING AHEAD OF TRANSACTIONS FOR AQR'S CLIENTS MAY CONSTITUTE INSIDER TRADING AS WELL AS "FRONT RUNNING". REFER TO THE PROHIBITION ON FRONT- RUNNING SECTION OF THIS POLICY ABOVE.

  c  Non-Public Information

     Information is considered non-public until it has been fully disclosed and disseminated to the public. Information in a major publication, on a major wire service or contained in an SEC filing would be considered public. Under current SEC guidance, however, information contained on a company web site is not necessarily public at the moment it appears.

     According to the SEC, depending upon the nature of the publication, it may be necessary to allow two or three business days for information to be considered fully disseminated to the public. However, information may be fully disseminated to the public nearly instantaneously if published on major wire service, or similar mass distribution.

     Employees should assume that all information obtained in the course of their employment is not public unless the information has been disclosed by means of a press release, wire service, newspaper, telecommunications network, proxy statement or prospectus or in a public filing made with a regulatory agency, or is otherwise available from public disclosure services. The issue of what constitutes a "reasonable opportunity to value the information" is a question of fact and circumstances that will need to be determined on a case-by-case basis. THE COMPLIANCE DEPARTMENT (WHICH MAY INCLUDE CONSULTATION WITH LEGAL COUNSEL) WILL MAKE ANY SUCH DETERMINATION. No inside information in the possession of any employee of AQR will be deemed to have become public prior to the Compliance Department's determination.

  d  Reporting Obligations


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     In order to effectively maintain adherence to these policies you must always do the following:

     o Immediately after an employee becomes aware of MNPI, under any circumstances, he/she must inform the Compliance Department in order for that security or company to be added to a Watch list/Restricted List

     o The Compliance Department must be informed of any investment related discussion with an issuer as soon as practically possible.

     o If you receive information from an issuer in the ordinary course of business and have any concern that the issuer may not have publicly disclosed the information, please contact the Compliance Department immediately.

     A Watch List is a set of procedures by which the Compliance Department monitors trading in specific securities for the purpose of detecting any improper activity. The purpose of a Watch List is to allow this monitoring without alerting the entire firm and without having to impose a general trading restriction.

     A Restricted List is a set of procedures by which the Compliance Department restricts trading in certain securities in order to prevent improper activity. The Compliance Department administers the Restricted List procedures and investigates any indications of violations. Unless otherwise expressly indicated, the restrictions imposed by the Restricted List apply to trading in employees' personal accounts, proprietary accounts, sponsored funds and client portfolios. Refer to the Restricted Securities section of this policy above.

  e  Expert Networks or Consultants

     Engaging a third party to provide information, advice, analysis, market expertise, or industry expertise for use in formulating investment views and in making investment decisions may expose AQR staff to MNPI. Such third parties may have confidential information and/or MNPI by having relationships with current or recent employees of public companies; known significant suppliers, distributors, etc. to public companies; attorneys, accountants and consultants engaged by public companies; or doctors serving on data safety monitoring boards for clinical trials.

     Therefore, prior to engaging such a third party, the Compliance Department must be notified.

  f  Trading Affiliated Managers Group Securities

     o Because of AQR's relationship with Affiliated Managers Group, Inc. ("AMG"), AQR has adopted special trading procedures for AMG securities. AQR's investment management team is prohibited from purchasing or selling AMG securities for AQR

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          sponsored funds, proprietary accounts and client accounts unless specifically approved by the Compliance Department.

     o AQR Covered Persons are prohibited from trading AMG securities in their Covered Accounts three business days after AMG issues a press release regarding quarterly or annual earnings (an "Earnings Release") (with the date of the Earnings Release being counted as the first business day) and within 14 calendar days prior to the final day of the quarter in which such Earnings Release will be made public.

     o Covered Persons are required to pre-clear all transactions in AMG securities (i. e. fixed income and equity). Refer to the Pre-Clearance of Transactions section of this policy.

  g  Annual Certification

     On an annual basis, each Covered Person (not including Members of Household) is required to certify that he/she has read, understands and will adhere to the Compliance Manual.

     If an employee commences employment less than 90 days prior to the year-end and the Code is not amended in the same period, an annual certification will not be required.

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                                   APPENDIX 1

                     AQR'S COMPLIANCE MANUAL CERTIFICATION

I CERTIFY THAT I HAVE READ AQR'S COMPLIANCE MANUAL AND UNDERSTAND SUCH POLICIES AND PROCEDURES, AND AGREE TO ABIDE IN ALL RESPECTS TO THEIR TERMS. I ALSO UNDERSTAND THAT A VIOLATION OF ANY FIRM POLICY MAY SUBJECT ME TO DISCIPLINARY ACTION, INCLUDING TERMINATION OF EMPLOYMENT.

Date: _________________________


_______________________________
(Print name)


_______________________________
(Signature)



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                         Policy for Outside Activities

From time to time AQR personnel may be asked to serve as directors, trustees or officers of various groups, including foundations or other charitable organizations or private or public companies. Some of these positions are paid, others unpaid. Often these positions involve work on financial matters, such as investments for the group or other business transactions.

A) REQUIREMENTS

     Prior to engaging in an outside activity, employees must complete the Activities Outside of AQR form (Appendix 2) and submit it to the Compliance Department for approval. All conflicts of interests must be disclosed on the form

B) WHEN DO THE REQUIREMENTS APPLY?

     The requirements discussed here apply to the following activities:

     o    A position that provides compensation directly or indirectly.

     o A position with any "for - profit" company, whether public or private.

     o An officer of an organization or a position that would be involved in financial matters or giving advice on financial matters -- whether for a profit company or a non-profit entity.

     Volunteer work for a charity is not covered by these requirements unless the employee is involved in the financial matters.

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                                   APPENDIX 2

                           ACTIVITIES OUTSIDE OF AQR

In accordance with AQR's Code of Ethics, I wish to advise the CCO or designee of the following outside activity, so as to avoid any possible conflict of interest as it relates to my current position with the firm.

Date: _____________________________

Name: _____________________________ Group: __________________________

Name of Outside Organization: __________________________________________

Address: ____________________________________________________________

Business Activity (e.g. advisor, broker/dealero): __________________________

Function or title: ______________________________________________________

Compensation (direct/indirect/none): ______________________________________

Are you an investor in the organization? ___________________________________

Will you exercise discretion over financial matters? __________________________

Organization Type: Public/Non-public/Charitable: __________________________

Does AQR have a business relationship with the organization? _________________

Possible Conflict of Interest: ____________________________________________

At all times I will continue to abide by the Code of Ethics and the Compliance Manual, especially those elements that may involve ethical behavior, client information, release of material non-public ("insider") information, personal trading, company supplied research material, proprietary information/computer systems data or programs and/or the purchase/sale of securities involving AQR/CNH clients. Further, I will make it known to all necessary parties that my involvement with any other organization is not meant financially or otherwise to benefit or involve AQR/CNH. I will not use my position with CNH or use the AQR/CNH name or any association with AQR/CNH as part of my involvement with this outside activity.
No contribution or compensation that I may make or receive, whether direct or indirect, is to be construed as a direct or indirect arrangement with AQR/CNH. Should any of the above information change, I will notify the Compliance Department immediately. In addition, should I become aware of any public offerings by the other company, or should I purchase or be granted any security in the other company, I will immediately advise the Compliance Department and submit any necessary supplemental documentation.

Signature: ______________________________ Date: ___________________________

Approved: __________ Date: _________________

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                         Gifts and Entertainment Policy

This policy is designed to reasonably prevent gifts or entertainment from creating a material conflict of interest or a violation of law.

A)   GENERAL INFORMATION

     i) Gifts are anything of value given or allowed to be given, directly or indirectly,, including gratuities to any person, principal, proprietor, employee, agent or representative of another person (or entity) where such payment, gratuity or gift is in relation to AQR's business;

     ii) Entertainment is any mutually attended event, activity or meal intended to foster a business relationship. Entertainment is considered a gift if it is not mutually attended or a portion is shared with a family member.

     iii) Comfort items are goods or services that provide personal comfort associated a mutually attended meeting, event, activity or meal. Examples are, but are not limited to, lodging, travel and refreshments.

     iv) This policy does not govern gifts and entertainments that are entirely personal in nature.

          However:

          o If a gift or entertainment creates a conflict with AQR or its clients then it is reportable to the Compliance Department and is covered under this policy.

          o If you perceive that a gift or provision of entertainment might create or give the perception of a conflict, please inform the CCO or other member of the Compliance Department prior to the provision of such or immediately thereafter if prior notification is not possible within reason.

     v) If the value (or estimated value) is not available for either a gift or entertainment, the Compliance Department will work with the employee to arrive at a reasonable estimate.

     vi) Officials are all government entities (includes foreign governments) and their employees, officials, elected officials, labor organizations (and their employees), union officials, or labor relations consultants. This includes, but is not limited to, employees or representatives of: a state, a locality, an agency, a state sponsored pension or endowment, a state sponsored university/college, a sovereign wealth fund, any government (foreign or domestic) asset plan, a Taft-Hartley plan or any union.

          Within the definition of Official, we include Foreign Official. A Foreign Official means any officer or employee of a foreign government (i. e. , other than the United States) or any department, agency, or instrumentality thereof, or of a "public international organization," any person acting in an official capacity for or on behalf of a foreign government or government entity or of a public international organization, any foreign

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          political party or party official, or any candidate for foreign political office. Thus, Foreign Officials include not only elected officials, but also consultants who hold government positions, employees of companies owned by foreign governments, political party officials, officials of public international organizations, and others. Foreign Officials also include spouses and other immediate family members of Foreign Officials. Please refer to AQR's Foreign Corrupt Practices Act Policy ("FCPA Policy") for more important requirements associated with Foreign Officials.

          In addition, there may particular persons AQR will designate to be treated as Officials for the purposes of this policy.

B) GIVING AND ACCEPTING GIFTS

   a   NON-OFFICIALS AS GIVERS AND RECIPIENTS

     i)   Accepting Gifts (Non-Officials)

          (a) Employees may keep gifts from vendors, clients, counterparties, or other business associates provided the gift is under $25 in value (e.g., company logo gifts, articles of clothing, pen, etc.).

          (b) An employee must receive Compliance Department approval to keep any gift valued at $25 or more. Keep in mind that approval is still required even if the gift is promotional in nature or is ultimately shared with other staff members.

          (c) An employee must receive Compliance Department approval to keep any de minimis gift (under $25) if: the value of that gift added to other gifts from that Giver meets or exceeds $50 within a calendar year. Also, the employee must report all previous de minimis gifts if that threshold is met.

          (d) Generally, the cumulative annual value of all gifts an employee receives from any one gift Giver will not be allowed to exceed $200.

          (e) Gifts received (other than those under $25) at a vendor/broker/client outing or a ceremonial event may be accepted if refusal is impractical or offensive. Such gifts must be reported as soon as possible to the Compliance Department. Based on the Compliance Department's determination, such gifts may be returned to the giver or donated to a charity.

     ii)  Giving Gifts (Non-Officials)

          (a) Employees may offer gifts to vendors, clients, counterparties, or other business associates provided the gift is under $10 in value per recipient (e.g., company logo gifts, articles of clothing, pen, etc.).

          (b) All Gifts of $10 in value or more must be recorded under AQR's Business Expense Policy.

          (c) In addition, employees must obtain the Compliance Department's approval before offering gifts of $100 or more in value.

B OFFICIALS AS GIVERS AND RECIPIENTS

     i)   Accepting Gifts

          (a) Employees must report all gifts received from an Official and follow the Accepting Gifts policy.

     ii)  Giving Gifts

          (b)  The Compliance Department must pre-approve ALL gifts to
               Officials made by AQR employees. This includes, but is not limited to, books, company logo gifts such as clothing and pens. As is defined above, this includes gifts to government consultants who hold government positions, employees of companies owned by governments (including foreign governments), political party officials, officials of public international organizations, and others. Pre-approval of gifts extends to an Official's spouse and/or other immediate family members.

C ACCEPTING, OFFERING, OR GIVING THE FOLLOWING GIFTS IS PROHIBITED:

     i)   Gifts that are prohibited by law.

     ii) Gifts given as a bribe, payoff or kickback (e.g., in order to obtain or retain business or to secure an improper advantage).

     iii) Gifts that create the appearance or an implied obligation that the gift giver is entitled to preferential treatment, an award of business, better prices or improved terms.

     iv) Gifts that would embarrass AQR or the gift giver if disclosed publicly.

     v) Gifts of cash, or cash equivalent (such as gift cards or gift certificates).

     vi) Gifts the recipient/employee knows are prohibited by the gift giver's or recipient's organization.

     vii) Gifts given in the form of services or other non-cash benefits (e.g., the promise of employment).

     viii) Gifts of cash, or cash equivalent (such as gift cards or gift certificates).


C) PROVIDING AND ACCEPTING ENTERTAINMENT and Comfort Items

     i)   Non-Officials as Givers and Recipients

          (a)  Accepting Entertainment (Non-Officials)

               (1) Employees may accept business entertainment or comfort items offered for a legitimate business purpose, such as building goodwill or enhancing relationships. Such entertainment is permissible only if the following guidelines are adhered to:

                    1. To be recognized as entertainment or a comfort item, the Giver or a member of the Giver's company must attend the event, meal or meeting. If the Giver (or company representative) does not attend, the employee must follow the Accepting Gifts policy.

                    2. If an employee's portion of the entertainment and comfort items exceeds an estimated $200, the employee must report the meeting, meal or event to the Compliance Department. If it is deemed excessive, AQR may be compelled to reimburse part or the entire cost. Generally, comfort items that involve travel or lodging will be denied. So, accepting such gestures may require reimbursing the Giver.

                    3. If a portion of the entertainment or comfort items is shared with an employee's family member, that family member's portion is a gift (please see Accepting Gifts policy from Non-Official).

          (b)  Providing Entertainment and Other Comfort Items (Non-Officials)

               (1) Employees may provide business entertainment or other comfort items for a legitimate business purpose, such as building goodwill or enhancing relationships. Such gestures are permissible only if the following guidelines are adhered to:

                    1. An AQR employee must attend the meeting, event or meal. If an AQR employee does not attend, follow the Non-Official Gift Giving policy.

                    2. If the per person amount of the entertainment or comfort item is $10 in value or more it must be recorded under AQR's Business Expense Policy.

                    3. If the cumulative annual value of all entertainment or comfort items given to any one recipient exceeds $600, all following entertainment or comfort items must be pre-cleared by the Compliance Department.

                    4. If a portion of the entertainment is shared with the recipient's family member, that family member's portion is a gift (please see Non- Official Giving Gifts policy).

     ii)  Officials as Givers and Recipients

          (a)  Accepting Entertainment

               (1) Employees must report all entertainment received from an Official and follow the Accepting Entertainment policy above.

          (b)  Providing Entertainment and Other Comfort Items

               (1) Employees may provide entertainment and other comfort items for a legitimate business purpose to Officials, such as building goodwill or enhancing relationships. Such gestures are permissible only if the following guidelines are adhered to:

                    1. The Compliance Department must pre-approve all entertainment and other comfort items. This includes refreshments, travel and other comfort items provided to Officials during meetings at AQR's locations. The precise cost of the entertainment or other comfort items may not be available at the time of the request but the employee can work with the Compliance Department to obtain a reasonable estimate. Such items must be recorded under AQR's Business Expense Policy.

                    2. An AQR employee must attend the meeting, event or meal. If an AQR employee does not attend, follow the Gift Giving policy for Officials listed in this policy.

     iii) Accepting or providing the following entertainment is PROHIBITED:

          a)   If the entertainment is prohibited by law.

          b) Where the giver or employee is attempting to bribe, pay-off or kickback to obtain/retain business or to secure an improper advantage.

          c) If the entertainment creates the appearance of or implies an obligation to the employee or recipient that the giver or employee (or AQR) is entitled to preferential treatment, an award of business, better fees or improved terms.

          d) The entertainment will influence the employee or recipient or appear to influence the employee's or recipient's ability to act in the best interest of AQR or its clients or the recipient's organization.

          e) If entertainment is not in good taste or occurs at a venue that is not business appropriate (e.g., "adult" entertainment or any sort of event involving nudity or lewd behavior).

          f) If the employee knows that the entertainment is prohibited by the giver's or recipient's organization.

          g) If the entertainment can be viewed as excessive in the context of the business occasion.


D) CHARITABLE CONTRIBUTIONS

     i) All charitable contributions made by; Principals; Vice-Presidents (or above); and employees that are involved in business development, to EXISTING CLIENTS AND PROSPECTIVE CLIENTS must be pre-approved by the Compliance Department.

     ii) If a charitable contribution creates a conflict with AQR or its clients then it is reportable to the Compliance Department and may be covered under this policy. Hence, if you perceive that a charitable contribution might create or give the perception of a conflict, please inform the CCO or other member of the Compliance Department.

     iii) All charitable contributions made on behalf of AQR must be pre-approved by the Compliance Department. This includes foreign charities. Please see AQR's FCPA Policy.

     iv) The following charitable contributions are PROHIBITED by AQR and its employees:

          (a) Charitable contributions that are solicited or directed by existing clients or prospective clients for the purpose of influencing the award or continuation of a business relationship.

          (b) Charitable contributions given as a bribe, payoff or kickback (e.g., in order to obtain or retain business or to secure an improper advantage).

          (c) Charitable contributions that create the appearance or an implied obligation that the giver is entitled to preferential treatment, an award of business, better prices or improved terms.

                         Political Contribution Policy

AQR is committed to holding the highest level of ethical standards in the financial services industry and keeping with this philosophy AQR recognizes that political contributions can pose material conflicts of interest. In particular, if AQR is seeking to do business with government entities, political activities can have significant effects on current and potential relationships. As such, AQR has adopted the following policy to comply with state, local and federal law and to reasonably prevent material conflicts.

A) GENERAL

     a "Official" for this policy means any person (including any election committee of the person) who was, at the time of a contribution, an incumbent, candidate or successful candidate for elective office of a government entity, if the office (i) is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity, or (ii) has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity.

          i) "Contribution" means any gift, subscription, loan, advance, or deposit of money or anything of value made for (i) the purpose of influencing any election for federal, state or local office, (ii) payment of debt incurred in connection with any such election, or
               (iii) transition or inaugural expenses of the successful candidate for state or local office.

          ii) A "political organization" is an entity that is organized to influence or attempt to influence the selection, nomination, election or appointment of an individual(s) to a federal, state or local public office or office in a political organization.

          iii) Both federal and state campaign finance laws place limits on political contributions that employees may make. In no case may any contribution exceed the applicable federal or state limitations.

               o Contributions must never be made to influence a candidate's judgment regarding any continued or future business with AQR/CNH.

               o Contributions to candidates for federal office do not require pre-clearance unless they happen to be state or local Officials at the time of the contribution.

               o Employees are urged to exercise caution and consider this policy when making personal contributions to political candidates, entities or campaigns. If you are unsure whether a personal political contribution would be appropriate, given this policy, please contact the CCO or the Compliance Department.

  b  CLEARANCE REQUIREMENTS

     AQR or its employees (this includes entities they control and members of household) must pre-clear the following:

     o Any contribution to any current state (or locality within) official or candidate for public office in a state (or locality within);

     o    Any contribution to any political organization that is controlled (i.
          e. senior official of a client is director or president of the political organization) or is benefiting a current or potential client.

     o    Volunteer services to a campaign or candidate for public office.

     o A contribution to an Official or candidate for public office in any non-U.S. jurisdiction. Please see AQR's FCPA Policy.

     o A $150 or greater contribution to any federal, state, or local political party, party committee, PAC or any other organization exempt from federal income taxes under section 527 of the Internal Revenue Code or any other type of entity made for the purpose of influencing such elections.

     o Any contribution made by AQR. This includes the provision of resources (such as facilities, office space or personnel).

     o    Any form of solicitation on AQR property or to AQR personnel.

                      Foreign Corrupt Practices Act Policy

The U.S. Foreign Corrupt Practices Act ("FCPA") prohibits the bribery of "foreign officials," and also requires U.S. companies to maintain internal accounting controls and keep books and records that accurately reflect all transactions associated with foreign officials. As such, this policy is designed to reasonably prevent unlawful interactions with foreign officials.

Every AQR employee and agent whose duties are likely to lead to exposure to international business activities is required to read and comply with this policy.

A) GENERAL PROHIBITIONS

     The FCPA prohibits the offer, promise, authorization, or payment of a bribe or "anything of value" to a "foreign official" in order to secure improper influence over official actions that affect AQR. This prohibition is very broad, and covers: (1) cash payments; (2) non-cash payments, benefits, and favors; and (3) in certain circumstances, otherwise legitimate business expenditures such as gifts, entertainment and hosted travel or training. The FCPA prohibits these payments whether they are made directly or indirectly through third parties, such as consultants, agents and joint venture partners.

  a  Interactions with Foreign Officials

     The FCPA applies to interactions with foreign officials. A foreign official means any officer or employee of a foreign government (i.e., other than the United States) or any department, agency, or instrumentality thereof, or of a "public international organization," any person acting in an official capacity for or on behalf of a foreign government or government entity or of a public international organization, any foreign political party or party official, or any candidate for foreign political office. Thus, foreign officials include not only elected officials, but also consultants who hold government positions, employees of companies owned by foreign governments, political party officials, officials of public international organizations, and others.

     Foreign officials also include spouses and other immediate family members of foreign officials. As such, payments to dependents of foreign officials are the same as payments directly to the officials themselves. Payments to other relatives must also be scrutinized in advance, and safeguards imposed, to protect against the risk that the relatives could act as conduits to the official.

     It is important to note that state-owned or state-controlled enterprises are considered "instrumentalities." Examples would be sovereign wealth funds, such as, Korea Investment Corporation, New Zealand Superannuation Fund, Government of Singapore Investment Corporation Private Limited, among others. In many instances, employees of such companies are not treated or thought of as government officials in their home country. Under the FCPA, however, THEY ARE FOREIGN OFFICIALS. Any questions relating to whether an individual is a foreign official should be directed to AQR's Compliance Department.

     The term "public international organization" includes such organizations as the United Nations, the World Bank, the International Finance Corporation, the International Monetary Fund, and the Inter-American Development Bank. AQR's Compliance Department should be contacted if there is a question as to whether an organization should be treated as a public international organization for the purpose of this policy.

  b  Cash and Non-Cash  Payments

     Requests by foreign officials for payments that would violate the FCPA arise in varied settings and can be much more subtle than a direct request for a kickback or bribe. The FCPA prohibits the provision of "anything of value" to a foreign official for improper purposes. This term is very broad, and can include any item of pecuniary value, including, for example:

     o    Gifts

     o Gift or sale of stock or other investment opportunities in other than an arm's length transaction for demonstrated fair market value, e. g. , selling to an official at inflated prices or buying from an official at deflated prices

     o Contracts or other business opportunities awarded to a company in which a foreign official holds a beneficial interest

     o    Medical, educational, or living expenses

     o    Travel, meals, lodging, shopping or entertainment expenses

  c  Prohibited Payments

     FCPA's prohibition against improper payments to "obtain or retain business" or to "secure any other improper advantage" covers virtually any improper payment made in a business context. For example, AQR employees and agents must not pay or give things of value to foreign officials, directly or indirectly:

     o to prevent some governmental action, such as the imposition of a large tax or fine, or the cancellation of an existing government contract or contractual obligation;

     o to obtain a license or other authorization from a government (such as the right to distribute investment products) where the issuance involves the foreign official's or his/her government's discretion;

     o to obtain confidential information about business opportunities, bids or the activities of competitors;

     o to obtain the right to open an office or to influence the award of a government contract;

     o to influence the rate of taxes that would be levied on AQR's business;

     o    to obtain relief from government controls;

     o to resolve governmental disputes, e. g. , the resolution of tax deficiencies or a dispute over duties payable;

     o    to resolve commercial litigation in foreign courts;

     o to affect the nature of foreign regulations or the application of regulatory provisions; or

     o    to secure any improper advantage.

  d  Third Party Payments

     The FCPA prohibits both direct and indirect payments to foreign officials. Thus, a U.S. company can face FCPA liability based on improper payments made by its agents or other business partners, whether or not AQR knew of the payments. Thus, AQR employees must pre-approve all third party foreign business arrangements with the Compliance Department and all agreements with such third parties must be reviewed by the Legal Department.

  e  Adherence to AQR's Gifts and Entertainment Policy

     To prevent violations, it is required that AQR employees strictly adhere to the Gifts and Entertainment Policy. The Gifts and Entertainment Policy requires pre-clearance of all gifts to foreign officials and careful monitoring entertainment. Every AQR employee is required to read and comply with Gifts and Entertainment Policy.

  f  Hosting Foreign Official Travel and Events

     The FCPA does not prohibit reasonable payments to foreign officials that are directly related to the bona fide: (i) promotion or demonstration of products or services; or (ii) performance of a contract with a foreign government or instrumentality.

     On occasion, AQR may receive requests to host foreign officials for training, either at AQR's offices, or at training opportunities sponsored by outside vendors such as universities, academic organizations or other institutions. Similarly, AQR may also be asked to host foreign officials outside of their host country at technical or operational committee meetings, other project meetings, or negotiating sessions. These events may be required under contractual commitments, or requested or offered outside of those commitments.

     When these events occur outside the foreign official's home country, extend over more than one day, and involve airfare, hotel, transportation, and meals expenses, these events will tend to involve more significant expense amounts. As such, they pose higher FCPA and public relations risks than routine in-country hosting and entertainment of foreign officials.

     After compliance with the Gifts and Entertainment Policy, all such payments must be fully documented, supported by original receipts, accurately recorded in AQR's books and records. Please see AQR's Business Expense Policy.

     Accordingly, the Compliance Department must pre-approve participation in these events. Please see AQR's Gifts and Entertainment Policy as well.

     In all cases, it is important to ensure that AQR communicates clearly, in advance, and in writing to the foreign official, what expenses will and will not be covered by AQR.

  g  Donations to Foreign Charities

     AQR does not prohibit or discourage donations to foreign charities. However, AQR needs to be certain that donations to foreign-based charities and other recipients are not disguised illegal payments to foreign officials in violation of the FCPA. AQR must also confirm that the charity does not act as a conduit to fund illegal activities in violation of U.S. anti-money laundering or other laws. Therefore, the Compliance Department must pre approve all of AQR's foreign charitable donations.

     The following charitable contributions are PROHIBITED by AQR and its employees:


     o Charitable contributions that are solicited or directed by officials for the purpose of influencing the award or continuation of a business relationship.

     o Charitable contributions given as a bribe, payoff or kickback (e. g. , in order to obtain or retain business or to secure an improper advantage).

     o Charitable contributions that create the appearance or an implied obligation that the giver is entitled to preferential treatment, an award of business, better prices or improved terms.

  h  Foreign Political Contributions

     It is AQR's policy that under no circumstances shall AQR funds be used to make political contributions to political parties or candidates in countries, other than the US (and then only in accordance with AQR's other policies and procedures on political contributions), even if such contributions are permitted by a country's written laws.

     Employees must pre-clear all such foreign political contributions under the AQR's Political Contribution Policy.

     In addition, as such with all contributions, AQR and its employees are PROHIBITED to make contributions based on the following:

     o Contributions that are solicited or directed by foreign officials for the purpose of influencing the award or continuation of a business relationship.

     o Contributions given as a bribe, payoff or kickback (e. g. , in order to obtain or retain business or to secure an improper advantage).

     o Contributions that create the appearance or an implied obligation that the giver is entitled to preferential treatment, an award of business, better prices or improved terms.

                       Media and Public Discussion Policy

Employees must seek prior approval from the CCO, a Founding Principal, Chief Legal Officer or the General Counsel prior approval to any response to media inquiries. This includes editors, reporters, writers from any print or internet publication, television, and radio or otherwise.

Employees must also seek prior approval from the CCO, a Founding Principal, Chief Legal Officer or the General Counsel before making public a book, article, editorial, blog, webpage or any other form of public media.

Copies of any presentations or speeches that are scheduled to be delivered at any conference or even where there is a possibility of attendance by the media must be approved by the CCO or the General Counsel prior to presentation.

Unless expressly approved in advance by the CCO or the General Counsel, the following are prohibited subjects for any discussion with the media:

     o Public comments made prior to completion of a private offering. This could expose the firm to significant penalties for appearing to publicly promote an unregistered security and, under securities law, could cause difficulties for the completion of the offering.

     o Discussing the securities that the firm is currently buying or selling or intends to buy or sell in the near future on behalf of AQR/CNH's clients or proprietary accounts. This information is proprietary and a public comment could, among other things, adversely impact the firm's ability to complete transactions in the best interests of its clients.

     o Comments made as to how AQR/CNH will vote on a specific proxy matter or how the firm has voted proxies in the past. AQR/CNH's activities in this area are on behalf of AQR/CNH's clients and are confidential.

     o Comments on litigation or any similar matter involving the firm or actions by government regulators relative to AQR/CNH are prohibited.

     o Comments regarding personal holdings or the holdings of family members or friends are not appropriate and can negatively impact the firm by suggesting a conflict of interest with clients.

                             Whistleblowing Policy

In accordance with the law(2), AQR has adopted the following policy for handling the whistleblower reporting requirements:

All employees shall report evidence of: (i) a violation of any federal or state securities laws; (ii) breach of fiduciary duty arising under any federal or state laws; or (iii) a similar violation of any federal or state law by AQR or any of its officers, principals, employees or agents ("Reports") to AQR's Chief Compliance Officer ("CCO"), who shall report the matter to AQR's Founding Principals. AQR's Founding Principals shall retain this information in confidence.

Upon receipt of any such Reports, the CCO will work with legal counsel and determine whether an investigation is necessary.

If it is determined that an investigation is necessary after considering the Report, the CCO will:

     o Initiate an investigation, which may be conducted by the Compliance Department or outside legal counsel; and

     o Retain such additional experts as the Founding Principals or the CCO deem necessary.

At the conclusion of any such investigation, the CCO shall:

     o Recommend an appropriate response to the findings of a material violation;

     o Inform legal counsel and the Founding Principals of the results of the investigation and the appropriate remedial measures to be adopted; and

     o Inform the whistleblower of the findings of the investigation as well as any remedial actions recommended, if any, to ensure that the activities as corrected.

The CCO and the Founding Principals shall monitor the status of the whistleblower to ensure that he or she is not retaliated against due to his or her reporting of the improper activities. The CCO and/or the Founding Principals will inform all of the whistleblowers superiors that they are prohibited in any way from retaliating against the whistleblower for bringing the activities in question to the attention of the senior management.

The CCO and the Founding Principals shall take all other actions that it deems appropriate in the event that AQR fails to implement an appropriate response.


----------
(2) The Dodd-Frank Act (the "Dodd-Frank") contains provisions that protect whistleblowers who report fraudulent activities at financial services firms.
Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides that the SEC shall pay awards to eligible whistleblowers that voluntarily provide the SEC with original information that leads to a successful enforcement action yielding monetary sanctions of over $1 million. The award amount is required to be between 10 percent and 30 percent of the total monetary sanctions collected in the SEC's action or any related action such as in a criminal case.

Dodd-Frank expressly prohibits retaliation by employers against whistleblowers and provides them with a private cause of action in the event that they are discharged or discriminated against by their employers in violation of Dodd-Frank.

                                 Defined Terms

o    ADVISERS ACT: Investment Advisers Act of 1940, as amended

o ADVISORY CLIENT: An Advisory Client shall mean a client that is separately managed or sub- advised by AQR or CNH and is not an AQR Fund.

o    AQR: AQR Capital Management, LLC

o AQR FUNDS: AQR Funds shall mean investment products provided through collective investment vehicles, including private investment partnerships, foreign investment companies, and SEC registered open-end investment companies that are exclusively managed by AQR or an affiliate of AQR.

o ASSOCIATED PERSON: an Associated Person is an individual who solicits customers (or who supervises persons so engaged) on behalf of AQR as it relates to its registration as a CTA or CPO.

o AUTHORIZED PERSONS: Individuals listed in Exhibit 3 of the Investment Management Policies

o BENEFICIAL OWNERSHIP: A Beneficial Owner of a Security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: voting power which includes the power to vote, or to direct the voting of, such Security; and/or, investment power which includes the power to dispose, or to direct the disposition of, such Security.

o BROAD BASED: A fund or index that does not have the characteristics to be defined as a Narrow-Based Security Index.

o    CFTC: Commodity Futures Trading Commission

o    CHIEF COMPLIANCE OFFICER (CCO): Abdon Bolivar

o CLIENT: A client is a person that has an advisory or sub-advisory agreement with AQR or CNH.

o CLOSE ASSOCIATE OF A SENIOR FOREIGN POLITICAL FIGURE: A Close Associate of a Senior Foreign Political Figure is a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure.

o CNH: CNH Partners, LLC o COMMODITY: A Commodity means and includes wheat, cotton, rice, corn, oats, barley, rye, flaxseed, grain sorghums, millfeeds, butter, eggs, Irish potatoes, wool, wool tops, fats and oils (including lard, tallow, cottonseed oil, peanut oil, soybean oil, and all other fats and oils), cottonseed meal, cottonseed, peanuts, soybeans, soybean meal, livestock, livestock products, and frozen concentrated orange juice, and all other goods and articles, except onions as provided in Pub. L. 85-839, and all services, rights and interests in which contracts for future delivery are presently or in the future dealt in.

o    CONVERTIBLE SECURITIES: A security - generally a bond or a preferred stock
     - that can be converted into a different security - typically shares of the company's common stock.

o COVERED ACCOUNT: Is an account that holds or will hold Covered Securities that are Beneficially Owned by a Covered Person.

o COVERED PERSON: A Covered Person means any employee, officer, Members of Household or principal of AQR or CNH. The CCO has discretion to exclude from this definition any employee who would not be considered a Covered Person.

o COVERED SECURITY: Covered Security means any Security except (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by unaffiliated open-end registered investment companies (mutual funds); and (iv) currency futures, currencies, currency forwards and derivatives thereof.

o CPO: Commodity Pool Operator o CTA: Commodity Trading Advisor o EMPLOYEES: same as Covered Persons

o    ERISA: Employee Retirement Income Security Act

o    FCM: Futures Commission Merchant

o FEDERAL SECURITIES LAWS: Federal Securities Laws means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission ("SEC") under any of these statutes, the Bank Secrecy Act as it applies to the Funds, and any rules adopted thereunder by the SEC or the Department of the Treasury, all as amended from time to time.

o FOREIGN BANK: A Foreign Bank is an organization that (i) is organized under the laws of a foreign country; (ii) engages in the business of banking; (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations; (iv) receives deposits to a substantial extent in the regular course of its business; and (v) has the power to accept demand deposits, but does not include the U. S. branches or agencies of a foreign bank.

o FOREIGN SHELL BANK: A Foreign Shell Bank means a Foreign Bank without a Physical Presence in any country, but does not include a Regulated Affiliate.


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

o    FOUNDING PRINCIPALS: Cliff Asness, David Kabiller and John Liew.

o FUND PARTICIPANT: A Fund Participant shall mean an investor in an AQR or CNH sponsored fund.

o    GENERAL COUNSEL: Brendan Kalb

o IMMEDIATE FAMILY OF A SENIOR FOREIGN POLITICAL FIGURE: The Immediate Family of a Senior Foreign Political Figure typically includes the political figure's parents, siblings, spouse, children and in-laws.

o    INVESTMENT COMPANY ACT: Investment Company Act of 1940, as amended.

o INVESTMENT CONTROL: Investment Control means the power to exercise controlling influence over the assets of an account.

o Know Your Client: KYC is the act of performing reasonable diligence, in regard to the opening and maintenance of every client account and to know the essential facts concerning the client. This includes but is not limited to the client's identity and suitability for the investment.

o LIMITED OFFERING, PRIVATE PLACEMENT OR PRIVATE INVESTMENT: Limited Offerings, Private Placements or Private Investments are offerings that are exempt from registration under the Securities Act of 1933. A Limited Offering includes certain co-operative investments in real estate, co-mingled investment vehicles such as hedge funds and investments in family-owned businesses. For the purposes of the Code, time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be Limited Offerings.

o MATERIAL NON-PUBLIC INFORMATION: Material non-public information includes any information not publicly available that, if disclosed to the public, could be expected to affect the market price for company's securities or affect a reasonable investor's decision to invest. There are several categories of information that are particularly market-sensitive and therefore may qualify as material. Examples of material information include: business combinations such as mergers or joint ventures; changes in financial results; changes in dividend policy; changes in earnings estimates; significant litigation exposure; new product or service announcements; plans for a recapitalization; repurchase of shares or other reorganization; and similar matters. This list is not exclusive; there are other types of information, events or circumstances that may constitute material non-public information.

o MEMBERS OF HOUSEHOLD: Members of Household shall mean any person who lives in the Covered Person's residence and shares personal assets (e. g. spouse, child, stepchild, grandchild, parent, stepparent, grandparent).

o NARROW-BASED SECURITY INDEX : A Narrow-Based Security Index means an index -- that has 9 or fewer component securities; in which a component security comprises more than 30 percent of the index's weighting; in which the five highest weighted component securities in the aggregate comprise more than 60 percent of the index's weighting; or in which the lowest weighted component securities comprising, in the aggregate, 25 percent of the index's weighting have an aggregate dollar value of average daily trading volume of less than $50,000,000 (or in the case of an index with 15 or more component securities, $30,000,000), except that if there are two or more securities with equal weighting that could be included in the calculation of the lowest weighted component securities comprising, in the aggregate, 25 percent of the index's weighting, such securities shall be ranked from lowest to highest dollar value of average daily trading volume and shall be included in the calculation based on their ranking starting with the lowest ranked security.

o    NFA: National Futures Association

o NON-COOPERATIVE JURISDICTION: Jurisdictions listed on The Financial Action Task Force on Money Laundering (FATF) on non-compliant jurisdictions.

o PHYSICAL PRESENCE: Physical Presence means a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank: (1) employs one or more individuals on a full-time basis; (2) maintains operating records related to its banking activities; and (3) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

o PRINCIPALS: (Marketing Activities): Brad Asness, Brian Hurst, Cliff Asness, David Kabiller, Gregor Andrade, Jacques Friedman, Jeremy Getson, John Howard, John Liew, Lasse Pedersen, Michael Mendelson, Oktay Kurbanov, Robert Krail (on medical leave), Ronen Israel and Stephen Mellas

o PRIVATE PLACEMENT MEMORANDA: Offering memoranda for AQR's privately sponsored funds.

o PROHIBITED PERSONS: Persons on the U. S. Treasury Department's Office of Foreign Assets Control's ("OFAC") Specially Designated Nationals and Blocked Persons ("SDN") list.

o PROPRIETARY ACCOUNTS: An account managed by AQR or CNH for which AQR or CNH and/or AQR's or CNH's Covered Person(s) in aggregate own 25% or more of the account's NAV.

o REGULATED AFFILIATE: A Regulated Affiliate means a Foreign Shell Bank that: (1) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a foreign country, as applicable; and (2) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

o    SEC: U. S. Securities and Exchange Commission

o    SECURITIES ACT: Securities Act of 1933

o SECURITY: a Security means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

o SENIOR FOREIGN POLITICAL FIGURE: A Senior Foreign Political Figure means a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

o    SUBSCRIBER: shall mean an investor in an AQR or CNH Fund.

                AQR PERSONAL SECURITIES TRANSACTIONS AND PRIVATE
                               INVESTMENTS POLICY

A. REPORTING OF TRANSACTIONS IN PERSONAL ACCOUNTS

     1. GENERAL POLICY

It is a general policy of AQR Capital Management, LLC and its advisory affiliates, including CNH Partners, LLC (collectively, the "Firm") that Covered Persons may trade Securities in Personal Accounts in which they have a direct or indirect Beneficial Interest only if they comply with the Firm's Personal Trading policies outlined herein. This policy applies to all of the transactions and holdings of a Covered Person in Covered Securities. ALL EXCEPTIONS TO THIS POLICY MUST BE APPROVED BY THE CCO.

Please refer to section F. below ("Definitions") of this policy for definitions of the capitalized terms referred to herein.

     2. DUPLICATE TRADE CONFIRMATIONS AND STATEMENTS

Employees are required to disclose all Personal Accounts. Upon disclosure of the accounts, the Compliance Department will notify the broker(s) to provide
(i) copies or electronic transmissions of all trade confirmations relating to transactions in the Covered Person's Personal Accounts, and (ii) duplicate copies of periodic brokerage statements or electronic transmissions of monthly holdings.

Trade confirmations should include the following information:

     o    Personal Account holder's name and account number

     o    Ticker symbol or CUSIP, as applicable

     o    Interest rate and maturity date, as applicable

     o    Quantity of shares or Securities, and the principal amount

     o Date and nature of transaction (I. E. , purchase, sale or other acquisition or disposition)

     o    Price of the Security

     o Name of broker, dealer or bank with or through the transaction was effected

For any securities transaction or holding (e.g., Private Investments) that does not appear on a trade confirmation or brokerage statement, the Employee must provide the Compliance Department with the same information enumerated above within ten (10) days of the end of the calendar quarter in which the transaction occurred. These transactions generally require pre-clearance via the Firm's Compliance System (SEE the Pre-clearance of Private Transactions in section B.2. of this policy before engaging in such transactions).

     3. PERSONAL ACCOUNTS LIMITED TO APPROVED BROKERS

Covered Persons may only maintain Personal Accounts with Firm-approved brokers. Once an account is opened with an Approved Broker, the Employee must obtain Compliance Department approval to commence trading in Covered Securities. In addition, Employees must notify the Compliance Department through the Firm's Compliance System when closing a Personal Account. Any exception to this policy must be approved by the CCO. The Firm's current Approved Brokers are:

1. TD Ameritrade
2. Fidelity
3. Charles Schwab
4. E*Trade
5. Interactive Brokers
6. JP Morgan
7. Merrill Lynch
8. Morgan Stanley
9. Scottrade
10. UBS
11. Vanguard
12. Wells Fargo

     4. THIRD PARTY MANAGED ACCOUNTS

Covered Persons are permitted to maintain third party managed accounts (subject to the Compliance Department's prior approval) with those investment managers that provide the Firm with a copy of the account management agreement or other governing documents that clearly state the investment manager's exclusive discretionary authority over the account. Transactions within Personal Accounts managed by an independent third-party with exclusive discretionary authority are EXEMPT from the Firm's pre-clearance requirement.(1)

NOTE - IF SUCH AN ARRANGEMENT IS NOT IN WRITING, PRE-CLEARANCE OF TRANSACTIONS WITHIN SUCH ACCOUNTS WILL BE REQUIRED.

All transactions and holdings within third party managed accounts are subject to periodic monitoring by the Compliance Department.

     5. ANNUAL HOLDINGS REPORTS AND CERTIFICATIONS

On an annual basis, each Employee is required to certify to their holdings in all Covered Securities and certify to all transactions in Covered Securities no later than 45 days after the end of the calendar year. Additionally, Employees must certify on a quarterly basis adherence to this


----------
(1) Please note that agreements of non-disclosure cannot be relied on for: (i) joint accounts in which a Covered Person has a Beneficial Interest; or (ii) where investment control is shared with a Covered Person.

policy. Please note such certifications are required even if the Employee does not hold Personal Accounts or enter into any transactions. The above-referenced certifications must be completed electronically through the Firm's Compliance System.

B. PRE-CLEARANCE REQUIREMENTS

     1. PRE-CLEARANCE OF PERSONAL TRADES

Employees are required to pre-clear all transactions in Covered Securities through the Firm's Compliance System.

     2. PRE-CLEARANCE OF PRIVATE INVESTMENTS

Each Employee is required to pre-clear all transactions in Private Investments through the Firm's Compliance System. Employees are also required to provide the Compliance Department with a copy of any offering memorandum, term sheet, subscription agreement, or other information, as required.

     3. PERSONAL LOANS

Employees must pre-clear with the Compliance Department any personal loan with a Financial Institution that will be collateralized by Securities. The pre-clearance request should be emailed to the Compliance Department at EMPLOYEETRADING@AQR.COM. Pre-clearance involves supplying the Compliance Department with the name of the Financial Institution, the security or securities used as collateral and a description of the loan's purpose.

     4. TRANSACTIONS NOT REQUIRING PRE-CLEARANCE

The following transaction types do not require pre-clearance by the Compliance Department and are not subject to holding period rules. Covered Persons need NOT report or pre-clear transactions in the following exempt securities:

     i.   direct obligations of the Government of the United States;

     ii. bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

     iii. shares issued by open-end registered investment companies (mutual funds); and

     iv. currency futures, currencies, currency forwards and derivatives thereof.

C. PRE-CLEARANCE PROCEDURES

Employees must adhere to the following pre-clearance procedures:

o Pre-clearance requests must be submitted electronically through the Firm's Compliance System. If an Employee is unable to access the Compliance System, the pre-clearance request should be emailed to the Compliance Department at EMPLOYEETRADING@AQR. COm.

o The Compliance System will approve or deny the transaction per the Compliance Department's parameters.

o    If approval is granted, it is effective only on the date of approval.

o The Compliance Department reserves the right to deny any trade for any reason. The reasons for any such denial may not be shared with the Employee.


o If a pre-clearance request is approved, there may be a possibility that the trade will subsequently be denied by the Compliance Department.

     NOTE - FACTS AND CIRCUMSTANCES MAY OCCUR, POST PRE-CLEARANCE APPROVAL, WHICH MAY COMPEL THE COMPLIANCE DEPARTMENT TO REQUIRE A REVERSAL OF THE TRADE AND DISGORGEMENT OF ANY RESULTING GAINS.

D.  PROHIBITIONS AND RESTRICTIONS ON PERSONAL TRANSACTIONS

     1.  MATERIAL NONPUBLIC INFORMATION.

     The purchase or sale of any Securities while in possession of material nonpublic information ("MNPI") regarding any issuer of such Securities is strictly prohibited. ANY EMPLOYEE WHO COMES INTO POSSESSION OF MNPI MUST IMMEDIATELY CONTACT THE CCO OR THE COMPLIANCE DEPARTMENT. PLEASE SEE THE "POLICY TO PREVENT THE MISUSE OF MATERIAL NONPUBLIC INFORMATION" SECTION OF THE COMPLIANCE MANUAL FOR ADDITIONAL INFORMATION.

     2.  RESTRICTED LIST.

     Trading in Securities and derivatives thereof of issuers on the Firm's Restricted List is prohibited.

     3.  MARKET ABUSE.

     The Firm strictly prohibits Employees from engaging in any personal transactions in mutual funds that could be perceived as market abuse (e. g. , market timing) or in a manner inconsistent with a mutual fund's prospectus.

     4.  REQUIRED HOLDING PERIOD.

     A Covered Person may not purchase and sell, or sell and purchase, the same stock or EQUIVALENT (including any exchange traded funds, unit trusts and closed-end funds based on one issuer or a Narrow-Based Securities Index) within 30 calendar days. Exceptions may be granted by the CCO under certain circumstances (I. E. extreme financial need).

     NOTE - THIS POLICY DOES NOT APPLY TO BROAD BASED UNAFFILIATED, CLOSED-END FUNDS, UNIT TRUSTS, EXCHANGE TRADED FUNDS OR EXEMPT SECURITIES.

     5. SHORT SALES.

     All short sales are prohibited. If a Covered Person commences employment with an outstanding short position, such position must be exited within 120 days. Prior to exiting the position, the transaction must be pre-cleared with the Compliance Department at EMPLOYEETRADING@AQR.COM.

     6. OPTIONS.

     Trading in options is prohibited. If a Covered Person has an outstanding option position prior to the imposition of this policy or commences employment with such a position, the position may be exercised or held until expiration.

     7. INITIAL PUBLIC OFFERINGS.

     Purchasing of any security issued in an Initial Public Offering of an issuer's Securities is prohibited.

     8. FUTURES.

     Trading in futures is prohibited. If a Covered Person has an outstanding futures position prior to the imposition of this policy or commences employment with such a position, the position may be held until the expiration date or exited within 120 days.

     NOTE - IF A COVERED PERSON WISHES TO EXIT AN EXISTING FUTURES POSITION, THIS TRANSACTION MUST BE PRE-CLEARED WITH THE COMPLIANCE DEPARTMENT AT EMPLOYEETRADING@AQR.COM.

     9. FRONT RUNNING.

     Front running is prohibited. Front running is taking a position in a Security or interest in a Personal Account with knowledge that the Firm will soon take a position in the same Security or interest. The Firm prohibits front running because it may disadvantage a Client by possibly impacting the price of a transaction subsequently entered into on behalf of a Client.

     10. SCALPING.

     Scalping is prohibited. Scalping refers to taking improper advantage of a Client's trading for the benefit of a Covered Person's Personal Account. The Firm prohibits scalping because it may disadvantage a Client in relation to pricing and/or execution.

     11. EXCESSIVE ACTIVITY

     Personal Trading should not interfere with an Employee's responsibilities to the Firm. The Compliance Department reviews the volume of all Employees' personal trading and reserves the right to restrict personal trading for a particular Employee or for all Employees.

E. PERSONAL TRADING VIOLATIONS

The CCO reserves the right to prohibit a Covered Person's personal trading at any time for any reason. If a Covered Person does not comply with the Firm's personal trading policies outlined herein, the Firm may require the Covered Person to trade out of the applicable position. Each Covered Person agrees to exit or liquidate, or to cause such positions to be exited or liquidated, upon instructions from the CCO, with the understanding that no explanation is required if such instruction is given, and no liability will accrue to the Firm as a result of losses arising out of such exit or liquidation.

Personal trading violations may lead to disciplinary action, including the suspension of personal trading privileges or termination of employment or referral of the matter to the appropriate regulatory agency for civil or criminal investigation.

F.  DEFINITIONS

o BENEFICIAL INTEREST: The term "Beneficial Interest" is the right to the economic benefits of a Security and includes all Securities in which a person, through any contract, arrangement, understanding, relationship or otherwise,
has a direct or indirect economic or pecuniary interest.   In addition, a
person should consider himself or herself the beneficial owner of Securities held in any account that by reason of any contract, arrangement, or understanding provides a person with a pecuniary interest or with sole or shared voting or investment discretion. Pecuniary interest shall include the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in Securities.

     o CLIENT: The term "Client" means a person or entity with an advisory or sub-advisory agreement with AQR Capital Management, LLC and/or CNH Partners, LLC.

     o COMPLIANCE SYSTEM: The term "Compliance System" means the Firm's Compliance Pre-clearance, Reporting and Certification System (StarCompliance).

     o COVERED PERSON: The term "Covered Person" includes the definitions of Employee and Members of Household.

     o COVERED SECURITIES: The term "Covered Securities" means any Security other than Exempt Securities

     o EMPLOYEE: The term "Employee" means any principal, officer or person employed by the Firm, and such other persons as may be designated by the CCO.

     o    FINANCIAL INSTITUTION: The term Financial Institution" includes: (1)
          a bank holding company; (2) a savings and loan holding company; (3) any bank or other institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (4) any member of the Federal Home loan Bank System; (5) any credit union, the accounts of which are insured by the National Credit Union Share Insurance Fund; (6) any federal land bank, federal land bank association, federal intermediate credit bank, production credit association and bank for cooperatives; and (7) any small business investment company.

     o MEMBERS OF HOUSEHOLD: The term "Members of Household" means any person who lives in the Covered Person's residence and shares personal assets (e. g. , spouse, partner, child, stepchild, grandchild, parent, stepparent, sibling, in-laws, grandparent and any other person who supports the Covered Person, or who the Covered Person supports directly or indirectly to a material extent (i. e. , providing more than 25% or more of a person's annual income).

     o NARROW-BASED SECURITY INDEX: A Narrow-Based Security Index means an index -- that has 9 or fewer component securities; in which a component security comprises more than 30 percent of the index's weighting; in which the five highest weighted component securities in the aggregate comprise more than 60 percent of the index's weighting; or in which the lowest weighted component securities comprising, in the aggregate, 25 percent of the index's weighting have an aggregate dollar value of average daily trading volume of less than $50,000,000 (or in the case of an index with 15 or more component securities, $30,000,000), except that if there are two or more securities with equal weighting that could be included in the calculation of the lowest weighted component securities comprising, in the aggregate, 25 percent of the index's weighting, such securities shall be ranked from lowest to highest dollar value of average daily trading volume and shall be included in the calculation based on their ranking starting with the lowest ranked security. NOTE -- SINGLE NAME COMMODITY ETFS ARE NOT INCLUDED IN THIS DEFINITION.

     o PERSONAL ACCOUNT: The term "Personal Account" of an Employee means any account (including any custody account and any account maintained by an entity that may act as a broker or principal or any account where a third party has been granted discretionary investment authority) holding stocks, bonds, futures, options, listed or OTC derivatives or other instruments in which the Employee or any of his or her Members of Household has any direct or indirect Beneficial Interest, including personal accounts and trusts for the benefit of such persons (excluding any Firm or Fund account). Retirement accounts (E. G. , 401(k) plans) and education savings accounts (E. G. , 529 plans) are not required to be disclosed provided that no single stock trading may be conducted.

     o PRIVATE INVESTMENTS: The term "Private Investments" means investments in AQR hedge funds, other hedge funds, private equity funds, venture capital funds, real estate funds, or companies, including by way of privately placed securities, whose securities are not listed on a public securities exchange, but excludes investments in mutual funds and exchange traded funds.

     o RESTRICTED LIST: The Restricted List is the Firm's list of Securities for which Personal Account and Firm trading is either partially of wholly prohibited unless pre-approved by the CCO.

     o    SECURITY: The term "Security" has the same meaning as set forth in
          Section 202 (a)(18) of the U. S. Investment Advisers Act of 1940, including all forms of stocks, notes, bonds, debentures and other evidences of indebtedness, investment contracts, derivatives of such instruments (e. g. , options, warrants and spread bets) and any other investment instruments.

EFFECTIVE DATE: APRIL 2015